Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222385 of Nutrien Ltd. on Form S-8 of our report dated June 22, 2018, relating to the financial statement appearing in this Annual Report on Form 11-K of PCS U.S. Employees’ Savings Plan for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 21, 2019